As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-297716

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri	6211	43-1450818

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12555 Manchester Road

Des Peres, Missouri 63131

(314) 515-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keir Gumbs

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

Des Peres, Missouri 63131

(314) 515-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brent R. Trame

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri 63101

Telephone: (314) 552-6569

Facsimile: (314) 552-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

EXPLANATORY NOTE

This Amendment No. 2 (“Amendment No. 2”) to the Registration Statement on Form S-4 (File No. 333-297716) of The Jones Financial Companies, L.L.L.P. (the “Registration Statement”) is being filed as an exhibits-only filing to amend Exhibit 23.1 in Part II of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, this Amendment No. 2 consists only of the cover page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the filed exhibit.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibit List

Exhibit No.	Exhibit

3.1

* Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership, dated as of November 5, 2025, incorporated by reference from Exhibit 3.1 to The Jones Financial Companies, L.L.L.P. current report on Form 8-K dated November 5, 2025.

3.2	* Twenty-Third Restated Certificate of Limited Partnership of the Jones Financial Companies, L.L.L.P., dated January 20, 2026.
3.3	* First Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of the Jones Financial Companies, L.L.L.P., dated February 19, 2026.
3.4	* Second Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated March 17, 2026.
3.5	* Third Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated April 16, 2026.
3.6	* Fourth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated May 12, 2026.
3.7	* Fifth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated June 11, 2026.
3.8	* Sixth Amendment of Twenty-Third Amended and Restated Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P., dated July 14, 2026.

5.1	* Opinion of Thompson Coburn LLP.

8.1	* Tax Opinion of Eversheds Sutherland (US) LLP.

23.1	** Consent of PricewaterhouseCoopers LLP.

23.2	* Consent of Thompson Coburn LLP (included in Exhibit 5.1).

99.1	* Form of Letter of Election and Transmittal

99.2	* Form of Subscription Agreement

107.1	* Filing Fee Exhibit

*	Incorporated by reference to previously filed exhibits.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Peres, State of Missouri, on September 4, 2026.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

/s/ Penny Pennington
By:
Penny Pennington

Managing Partner

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Penny Pennington Penny Pennington	Managing Partner (Principal Executive Officer)	September 4, 2026

/s/ Andrew T. Miedler Andrew T. Miedler	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2026